                                                                    EXHIBIT 4.36

================================================================================

                                PMC CAPITAL, INC.


                                   $10,000,000

             FLOATING RATE SENIOR PROMISSORY NOTES DUE JULY 19, 2006

                                   ----------

                                 NOTE AGREEMENT

                                      with

                    SECURITY LIFE OF DENVER INSURANCE COMPANY


                              Dated: July 19, 2001


================================================================================

                                Table of Contents

                                                                                                            Page
                                                                                                            ----
1.  AUTHORIZATION OF ISSUE OF NOTES..........................................................................1

2.  PURCHASE AND SALE OF NOTES...............................................................................1

3.  CONDITIONS OF CLOSING....................................................................................2
    3A.      OPINION OF PURCHASER'S SPECIAL COUNSEL..........................................................2
    3B.      OPINION OF COMPANY'S COUNSEL....................................................................2
    3C.      REPRESENTATIONS AND WARRANTIES; NO DEFAULT......................................................2
    3D.      SALE OF NOTES TO OTHER PURCHASERS...............................................................2
    3E.      PAYMENT OF OUTSTANDING DEBT.....................................................................2
    3F.      PURCHASE PERMITTED BY APPLICABLE LAWS...........................................................2
    3G.      PRIVATE PLACEMENT NUMBER........................................................................2
    3H.      CHANGE IN THE COMPANY'S CONDITION...............................................................2
    3I.      LEGALITY OF INVESTMENT..........................................................................3
    3J.      CLOSING DATE....................................................................................3
    3K.      PROCEEDINGS.....................................................................................3
    3L.      MODIFICATION OF PRIOR NOTE AGREEMENTS...........................................................3

4.  PREPAYMENTS..............................................................................................3
    4A.      REQUIRED PREPAYMENTS............................................................................3
    4B.      OPTIONAL PREPAYMENT.............................................................................3
    4C.      NOTICE OF OPTIONAL PREPAYMENT...................................................................3
    4D.      PARTIAL PAYMENTS PRO RATA.......................................................................4
    4E.      RETIREMENT OF NOTES.............................................................................4
    4F.      OTHER PROVISIONS GOVERNING PREPAYMENT...........................................................4

5.  AFFIRMATIVE COVENANTS....................................................................................4
    5A.      FINANCIAL STATEMENTS............................................................................4
    5B.      INSPECTION OF PROPERTY..........................................................................6
    5C.      COVENANT TO SECURE NOTE EQUALLY.................................................................6
    5D.      MAINTENANCE OF INSURANCE........................................................................6
    5E.      MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES, FRANCHISES, ETC.................................6
    5F.      PAYMENT OF TAXES AND CLAIMS.....................................................................7
    5G.      LEGAL PROCEEDINGS...............................................................................7
    5H.      BUSINESS OF THE COMPANY.........................................................................7
    5I.      REGISTRATION OF NOTES...........................................................................7
    5J.      OTHER NOTICES...................................................................................7
    5K.      PREPAYMENT LIQUIDITY............................................................................8

6.  NEGATIVE COVENANTS.......................................................................................8
    6A.      CERTAIN FINANCIAL TESTS.........................................................................8
    6B.      DIVIDEND LIMITATION.............................................................................8
    6C.      LIENS, DEBT AND OTHER RESTRICTIONS..............................................................9

                                Table of Contents
                                   (continued)

                                                                                                          Page
                                                                                                          ----
    6D.      ISSUANCE OF STOCK BY SUBSIDIARIES..............................................................14
    6E.      TAX CONSOLIDATION..............................................................................14

7.  EVENTS OF DEFAULT.......................................................................................14
    7A.      ACCELERATION...................................................................................15
    7B.      RESCISSION OF ACCELERATION.....................................................................17

8.  REPRESENTATIONS, COVENANTS AND WARRANTIES...............................................................17
    8A.      ORGANIZATION; AUTHORIZATION....................................................................17
    8B.      FINANCIAL STATEMENTS...........................................................................17
    8C.      ACTIONS PENDING................................................................................18
    8D.      OUTSTANDING DEBT...............................................................................18
    8E.      TITLE TO PROPERTIES............................................................................19
    8F.      TAXES..........................................................................................19
    8G.      CONFLICTING AGREEMENTS AND OTHER MATTERS.......................................................19
    8H.      OFFERING OF NOTES..............................................................................19
    8I.      REGULATION U; USE OF PROCEEDS..................................................................20
    8J.      ERISA..........................................................................................20
    8K.      GOVERNMENTAL CONSENT...........................................................................20
    8L.      COMPLIANCE WITH LAWS AND REGULATIONS...........................................................21
    8M.      HOLDING COMPANY AND INVESTMENT COMPANY STATUS..................................................21
    8N.      POSSESSION OF PERMITS, ETC.....................................................................21
    8O.      LICENSES, ETC..................................................................................21
    8P.      ENVIRONMENTAL COMPLIANCE.......................................................................22
    8Q.      AGREEMENTS WITH SHAREHOLDERS...................................................................22
    8R.      DISCLOSURE.....................................................................................22

9.  REPRESENTATIONS OF THE PURCHASER........................................................................22

10. DEFINITIONS.............................................................................................23

11. MISCELLANEOUS...........................................................................................31
    11A.     NOTE PAYMENTS..................................................................................31
    11B.     EXPENSES.......................................................................................31
    11C.     CONSENT TO AMENDMENTS..........................................................................31
    11D.     FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.................................32
    11E.     PERSONS DEEMED OWNERS; PARTICIPATION...........................................................32
    11F.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...................................32
    11G.     SUCCESSORS AND ASSIGNS.........................................................................33
    11H.     DISCLOSURE TO OTHER PERSONS....................................................................33

                                Table of Contents
                                   (continued)

                                                                                                          Page
                                                                                                          ----
    11I.     NOTICES........................................................................................33
    11J.     DESCRIPTIVE HEADINGS...........................................................................34
    11K.     SATISFACTION REQUIREMENT.......................................................................34
    11L.     GOVERNING LAW..................................................................................34
    11M.     TIME OF ESSENCE................................................................................34
    11N.     INDEPENDENCE OF COVENANTS......................................................................34
    11O.     DIRECTLY OR INDIRECTLY; PARTNERSHIP LIABILITIES................................................34
    11P.     INDEPENDENT NATURE OF HOLDER'S RIGHTS..........................................................34
    11Q.     ACCOUNTING PRINCIPLES..........................................................................35
    11R.     COUNTERPARTS...................................................................................35
    11S.     INTEREST.......................................................................................35

                                PMC CAPITAL, INC.
                               18111 Preston Road
                                    Suite 600
                               Dallas, Texas 75252

                                                                   July 19, 2001

To that Purchaser named in the
Purchaser Schedule attached
hereto that is a signatory to
this Agreement

Gentlemen:

                  The undersigned, PMC CAPITAL, INC., a Florida corporation (herein called the "COMPANY"), hereby agrees with that Purchaser named in the Purchaser Schedule attached hereto that is a signatory to this Agreement (herein sometimes referred to as "you") as follows:

         1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (herein called the "NOTES") in the aggregate principal amount of $10,000,000, to be dated the date of issue thereof, to mature July 19, 2006, to bear interest calculated for each Rate Period on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate per annum equal to the Applicable Rate and on overdue principal, and, to the extent permitted by law, overdue premium and interest at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "NOTES" as used herein shall include each Note delivered pursuant to any provision of this Agreement or the Other Note Agreements referred to in paragraph 2 and each Note delivered in substitution or exchange for any such Note pursuant to any such provision, and the term "NOTE" shall refer to any of such Notes.

         2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, the aggregate principal amount of Notes set forth opposite your name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia 30309-4530, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified with respect to you in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds in accordance with written instructions for such transfer provided by the Company to you not later than 5 days before the date of closing, which shall be July 19, 2001, or any other date on or before July 19, 2001, upon which the Company and you and the other purchasers referred to in the next sentence may mutually agree (herein called the "CLOSING" or the "DATE OF CLOSING"). Concurrently with the execution and delivery of this Agreement, the Company is entering into other Note Agreements (herein called the "OTHER NOTE AGREEMENTS") identical with this Agreement (except as to the identity of the purchaser and the principal amount of the Notes to be purchased) with the other purchasers (herein called the "OTHER PURCHASERS") named in the Purchaser

Schedule, if any. The sale to you and the sales to the Other Purchasers are to be separate and several sales.

         3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

                  3A. OPINION OF PURCHASER'S SPECIAL COUNSEL. You shall have received from Kilpatrick Stockton LLP, who are acting as special counsel for you in connection with this transaction, a favorable opinion dated the date of closing in form and substance satisfactory to you as to such matters as you shall request.

                  3B. OPINION OF COMPANY'S COUNSEL. You shall have received from Thomas Irons, Esq., counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B attached hereto.

                  3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

                  3D. SALE OF NOTES TO OTHER PURCHASERS. The Company shall have sold to the Other Purchasers the Notes to be purchased by them at the closing and shall have received payment in full therefor.

                  3E. PAYMENT OF OUTSTANDING DEBT. The Company shall have paid and discharged all Debt in excess of that permitted by paragraph 6C(2), including, without limitation, all Debt listed on Schedule I attached hereto except the items listed in Part B of Schedule I, and you shall have received such evidence as you may request to establish compliance with this condition.

                  3F. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act, Regulation T, U or X of the Board of Governors of the Federal Reserve System or Section 18 of the Investment Company Act of 1940) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

                  3G. PRIVATE PLACEMENT NUMBER. A private placement number shall have been obtained from the CUSIP Service Bureau of Standard & Poor's Corporation for the Notes.

                  3H. CHANGE IN THE COMPANY'S CONDITION. On the date of closing there shall not have occurred or be threatened (i) a material adverse change since December 31, 2000, in the condition (financial or otherwise) or prospects of the Company or any Subsidiary or (ii) any condition, event or act which would materially and adversely affect the business of the Company or any Subsidiary or the Company's ability to repay the Notes.

                  3I. LEGALITY OF INVESTMENT. On the date of closing, the Notes shall qualify as a legal investment for life insurance companies under applicable law (other than any basket or leeway provisions thereof), and the Company shall have delivered such evidence as you may reasonably request to establish compliance with this condition.

                  3J. CLOSING DATE. The date of closing shall occur no later than July 19, 2000.

                  3K. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you and your counsel, and you and your counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may request.

                  3L. MODIFICATION OF PRIOR NOTE AGREEMENTS. The Company shall have entered into agreements with the holders of its 2000 Floating Rate Notes, 6.97% Notes, 8.60% Notes, Floating Rate Notes, and 7.44% Notes, substantially in the forms of Exhibit C, Exhibit D, Exhibit E, Exhibit F, and Exhibit G, respectively, attached hereto.

         4. PREPAYMENTS. The Notes shall be subject to prepayment under the circumstances set forth in paragraph 4B. Except as set forth in paragraph 4B, the Notes shall not be subject to prepayment at the option of the Company.

                  4A. REQUIRED PREPAYMENTS. None.

                  4B. OPTIONAL PREPAYMENT. The Notes shall be subject to prepayment, in whole at any time on or after July 19, 2003 or from time to time in part on or after July 19, 2003 (in multiples of $500,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date with respect to each Note. The Company shall have no right to prepay the Notes at its option, in whole or in part, prior to July 19, 2003.

                  4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment of such holder's Note pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the date of issuance of and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the premium, if any, herein provided, shall become due and payable on such prepayment date. So long as you shall hold any Note, the Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, advise an investment professional in the office set forth in the Purchaser Schedule as the office for communication to you, by telephone of the principal amount of the Notes to be prepaid and the prepayment date.

                  4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated to all such Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraphs 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

                  4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment in accordance with paragraphs 4A and 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

                  4F. OTHER PROVISIONS GOVERNING PREPAYMENT. The Company acknowledges that you have entered or may enter into interest rate swap agreements or other hedging arrangements for a period of time equal each Rate Period and that any prepayment (whether by prepayment in accordance with paragraph 4B or upon acceleration of such final maturity pursuant to paragraph
7A) may cause you to incur losses, liabilities and expenses related to the early termination of such agreements or arrangements. The Company shall, subject in all respects to the provisions of paragraph 11S, indemnify you and hold you harmless from, and shall promptly pay you upon written request (which request shall set forth the basis for the request of such payment in reasonable detail and, in the absence of manifest error, shall be final, conclusive and binding on you and the Company), any amounts required to compensate you for any and all losses, expenses and liabilities (including, without limitation, any interest paid by you to the extent not recovered by you in connection with your re-employment of the prepaid funds, any and all early termination liability you may incur under any interest rate swap agreement you may have entered into in connection with your purchase of Notes as described in the first sentence of this paragraph 4F, and including any loss of anticipated profits) which you may sustain by reason of any prepayment of the Notes prior to their stated final maturity, whether such prepayment is due to acceleration of such final maturity pursuant to paragraph 7A or to any other reason.

         5. AFFIRMATIVE COVENANTS.

                  5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in duplicate:

                  (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period and for the period from the beginning of such quarterly period to the end of such quarterly period, and a consolidated balance sheet and schedule of investments of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, and certified by an authorized financial officer of the Company, subject to changes resulting from normal year-end adjustments;

                  (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such year, and consolidated and consolidating balance sheets and schedule of investments of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s), and accompanied by an unqualified audit report of independent public accountants of nationally recognized standing selected by the Company whose report shall be in scope and substance satisfactory to the Required Holder(s);

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public shareholders, if any, and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

                  (v) with reasonable promptness, such other financial or other data as such Significant Holder may reasonably request.

                  Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C(1), 6C(2) and 6C(5), and any other provisions of this Agreement specified by such Significant Holder, identifying all Current Debt, Funded Debt and Restricted Investments permitted by clause (ix) of paragraph 6C(3) outstanding at the end of the most recent fiscal quarter covered by such financial statements, and all Restricted Payments made during the period covered by such financial statements, identifying the Net Investment Company Taxable Income of the Company and its Subsidiaries and aggregate Loan Loss Provision for such period, identifying as of the end of such period the levels of Debt of any Subsidiary to any Subsidiary other than a Wholly-Owned Subsidiary, identifying the levels of Current Debt during each applicable 45 day period for computation of Base Current Debt relevant to determining compliance with paragraph 6C(2) throughout the most recent fiscal quarter covered by such financial statements, and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to rendering their opinion on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

                  5B. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

                  5C. COVENANT TO SECURE NOTE EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will, at the request of the Required Holders, make or cause to be made effective and legally enforceable provision (as determined by the Required Holders) whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

                  5D. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses, and together with each delivery of financial statements under clause (ii) of paragraph 5A the Company will deliver an Officer's Certificate specifying the details of such insurance in effect. All such insurance shall be carried with financially sound and reputable insurers accorded a rating of A- or better, and classified as having a financial size category of X or higher, by A.M. Best Co., Inc.

                  5E. MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES, FRANCHISES, ETC. The Company covenants that it and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries and promptly comply in all material respects with all laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety, ERISA, Environmental Laws and the Investment Company Act of 1940, as amended) applicable to it and its Subsidiaries; at all times maintain, preserve and protect all material patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights, including all licenses from the SBA, and preserve all the remainder of its material property used or useful in the conduct of its business (whether owned in fee or a leasehold interest) and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent any transaction otherwise permitted by the provisions of paragraph 6C(4). The Company covenants that it shall at all times be duly registered under the Investment Company Act of 1940, as amended (or any successor act), as a closed-end, diversified management investment company that operates as a business development company, and as a regulated investment company satisfying the requirements of Section 852(a) of the Code.

                  5F. PAYMENT OF TAXES AND CLAIMS. The Company covenants that it and each Subsidiary will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed or upon any part thereof, before the same shall become in default as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien upon such properties or any part thereof, provided that the Company and its Subsidiaries shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

                  5G. LEGAL PROCEEDINGS. The Company covenants that it will give prompt written notice to each Significant Holder of any proceedings instituted against it or any Subsidiary by or in any foreign, federal, state or local court, before any arbitral panel or other tribunal, or before any commission or other regulatory body, whether foreign, federal, state or local, which, if adversely determined, would have a material adverse effect upon its business, operations, properties, assets or condition, financial or otherwise.

                  5H. BUSINESS OF THE COMPANY. The Company covenants that neither it nor any Subsidiary will engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company and its Subsidiaries taken as a whole would be materially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

                  5I. REGISTRATION OF NOTES. The Company covenants that it will keep at its principal office a register in which the Company shall provide for the registration of the Notes and of transfers, exchanges and cancellations of the Notes, and the names and addresses of the registered holders of the Notes.

                  5J. OTHER NOTICES. The Company covenants that it will promptly notify each Significant Holder in writing of the occurrence of any Event of Default or Default, describing the nature and period of existence thereof and the action which the Company has taken, is taking or proposes to take with respect thereto. The Company further covenants that it will promptly notify each Significant Holder in the event that the Company or any Subsidiary shall lose its license to act as an SBA lender.

                  5K. PREPAYMENT LIQUIDITY. The Company covenants that it shall have, not less than 90 days prior to each date on which it is required to make a scheduled payment of principal on the Notes pursuant to this Agreement, and at all times through each such date, (i) obtained a commitment from a reputable lender(s) or investor(s) to provide debt or equity financing to the Company for the purpose of refunding such scheduled payment when due or (ii) have on hand for purposes of such scheduled payment cash or readily marketable securities maturing on or prior to the applicable prepayment date sufficient in the reasonable opinion of the Board of Directors of the Company for such purpose. The Company shall at any time demonstrate at the request of any Significant Holder the Company's compliance with this paragraph.

                  6. NEGATIVE COVENANTS.

                  6A. CERTAIN FINANCIAL TESTS. The Company covenants that it will not permit (i) Net Loans Receivable at any time to be less than 150% of Senior Funded Debt of the Company and its Subsidiaries as at such time; or (ii) at any time the aggregate consolidated Loan Loss Provision for the Company and its Subsidiaries for the period of 12 consecutive fiscal months to and through the most recently ended fiscal month as of such time to exceed an amount equal to 3% of the Net Loans Receivable of the Company and its Subsidiaries as of such time; or (iii) at any time Earnings Before Interest and Taxes for the period of 12 consecutive fiscal months to and through the most recently ended fiscal month as of such time to be less than 150% of Interest Charges for such period.

As used herein, "LOAN LOSS PROVISION" shall mean, with respect to any loan receivable of the Company or any Subsidiary for any period, any amount of loan loss reserve for such loan required to be established during such period by generally accepted accounting principles, consistently applied, including all additions to such loan loss reserve theretofore required. As used herein, "NET LOANS RECEIVABLE" shall mean, as of any date, the sum of the outstanding principal balance of all loans receivable of the Company and its Subsidiaries outstanding as of such date on a consolidated basis, less any discounts, deferred fees net of related costs and loan loss reserves with respect to such loans.

                  6B. DIVIDEND LIMITATION. The Company covenants that it will not, directly or indirectly (i) declare or pay any dividend or make or apply or set apart any assets for any other distribution (whether by reduction of capital or otherwise) on any shares of any class of its capital stock (other than a dividend payable in shares of common stock of the Company) or (ii) purchase, redeem, retire or otherwise acquire, or cause or permit any Subsidiary or Affiliate to purchase, otherwise acquire or make any payment in respect of, any such shares (all of the foregoing described in clauses (i) and (ii) being herein called "RESTRICTED PAYMENTS"), unless, immediately after giving effect thereto:

                  (a) no Event of Default shall exist; and

                  (b) the aggregate amount of all Restricted Payments declared, paid or made subsequent to December 31, 1992 shall not exceed the sum of (A) $3,000,000 plus (B) 100% (or minus 100% in the case of any deficit or loss) of Net Investment Company Taxable Income for the period (taken as one accounting period) commencing January 1, 1993 and terminating at the end of the last fiscal quarter preceding the date of the Restricted Payment in question.

                  There shall not be included in Restricted Payments: (x) exchanges of stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange; or (y) retirements of stock out of the proceeds of the simultaneous sale of other stock. The term "STOCK" as used in this paragraph 6B shall include warrants or options to purchase stock.

                  The Company will not declare any dividend which constitutes a Restricted Payment payable more than sixty (60) days after the date of declaration thereof. For purposes of this paragraph 6B, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

                  6C. LIENS, DEBT AND OTHER RESTRICTIONS. The Company covenants that it will not and will not permit any Subsidiary to:

                           6C(1) LIENS - Create, assume or suffer to exist any
Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of paragraph 5C), except

                  (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained,

                  (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money, the obtaining of advances or credit, or any other incurrence, creation or assumption of any Debt, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                  (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Subsidiary, provided that any Debt secured by such Liens to a Subsidiary other than a Wholly-Owned Subsidiary shall at all times be subject to the limitations of paragraph 6C(2) and for purposes of such limitations treated as Debt to a non-consolidated Person to the extent such Debt is attributable to minority interests;

                  (iv) Liens (including the interests of lessors under Capitalized Lease Obligations) identified in Schedule I attached hereto securing Debt not in excess of the amounts identified in Schedule I, provided that (a) no Lien shall extend to or cover any property not subject thereto on the date of this Agreement and identified as subject thereto in Schedule I, other than improvements to property presently subject thereto, (b) not later than the date of closing the Liens and Debt identified in Part A of Schedule I shall be fully satisfied and discharged, and (c) all Debt secured by Liens shall at all times be subject to the limitations of paragraph 6C(2),

                  (v) Liens existing on any property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, provided that (a) any such Lien shall not at any time encumber any other property of the Company, such Subsidiary or any other Subsidiary, and (b) all Debt secured by such Liens shall at all times be subject to the limitations of paragraph 6C(2);

                  (vi) Liens on any property acquired, constructed or improved by the Company or any Subsidiary after the date hereof, which Lien is either existing at the time of such acquisition or at the time of completion of such construction or improvement or is created within 90 days after such acquisition or completion, to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price or the cost of construction or improvement thereof, provided that (a) the aggregate principal amount of Debt secured by all such Liens shall not exceed 100% of the cost or fair market value (both as determined in good faith by the Company), whichever shall be lower, of such property at the time of such acquisition, completion or creation, (b) any such Lien shall not at any time encumber any property of the Company or such Subsidiary, other than the property originally subject thereto and any fixed improvements then or thereafter erected thereon or affixed thereto, and (c) all Debt secured by Liens shall at all times be subject to the limitations of paragraph 6C(2),

                  (vii) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings and for which any reserves required by generally accepted accounting principles shall have been established, (viii) any Lien renewing, extending or refunding any Lien permitted by clauses (v) and (vi) above, provided that the principal amount secured is not increased, and the Lien is not extended to other property;

                  (ix) other Liens securing Secured Funded Debt of the Company or any Subsidiary, if such Debt is permitted by paragraph 6C(2).

                           6C(2) DEBT - Create, incur, assume or suffer to exist
any Funded Debt or Current Debt, except:

                  (i) Funded Debt represented by the Notes, the 6.97% Notes, the 8.60% Notes, the Floating Rate Notes, the 7.44% Notes, and the 2000 Floating Rate Notes,

                  (ii) Funded Debt of any Subsidiary to the Company or any Subsidiary, provided that any such Funded Debt to a Subsidiary other than a Wholly-Owned Subsidiary shall be treated as Debt to a non-consolidated Person to the extent such Debt is attributable to minority interests,

                  (iii) Funded Debt of any Subsidiary secured by Liens permitted by the provisions of clauses (iii), (iv), (v), (vi), or (viii) of paragraph 6C(1),

                  (iv) other Funded Debt of any Subsidiary consisting of SBA Debentures,

                  (v) other Unsecured Current Debt of the Company (but not of any Subsidiary), and

                  (vi) other Funded Debt of the Company (but not of any Subsidiary);

                  provided always, however, that the Company shall not permit
(A) the aggregate amount of Secured Funded Debt of the Company and its Subsidiaries at any time outstanding, determined on a consolidated basis (except as otherwise provided in the proviso to clause (iii) of paragraph 6C(1)), to exceed an amount equal to 25% of Consolidated Shareholders' Equity at such time;
(B) the aggregate amount of Senior Funded Debt of the Company and its Subsidiaries at any time outstanding, determined on a consolidated basis, to exceed 200% of Consolidated Shareholders' Equity at such time; or (C) the aggregate amount of Funded Debt of the Company and its Subsidiaries at any time outstanding, determined on a consolidated basis, to exceed 300% of Consolidated Shareholders' Equity at such time; and provided further, that, for purposes of clause (A) of this proviso, Funded Debt (other than SBA Debentures) of a Subsidiary that is not a Wholly-Owned Subsidiary shall, to the extent such Funded Debt is attributable to minority interests, be deemed to be Secured Funded Debt; and provided further that, for purposes of clauses (B) and (C) of this proviso, Funded Debt shall be deemed to include Base Current Debt for the period of 365 consecutive days ending on the date of determination of Funded Debt.

                  "BASE CURRENT DEBT" as used herein shall mean for any period of 365 consecutive days, an amount determined as follows: (A) take the highest amount of Current Debt of the Company and its Subsidiaries outstanding at any time during every period of 45 consecutive days during such 365-day period; and
(B) the lowest of such amounts shall be the amount of Base Current Debt for that 365-day period.

                           6C(3) LOANS, ADVANCES, INVESTMENTS AND CONTINGENT
LIABILITIES - Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (collectively, "RESTRICTED INVESTMENTS"), except that the Company or any Subsidiary may

                  (i) make or permit to remain outstanding loans or advances to any Subsidiary,

                  (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary,

                  (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

                  (iv) own, purchase or acquire (a) prime commercial paper (rated A1 or better by Standard & Poor's Corporation or P1 or better by Moody's Investors Service Inc.) and certificates of deposit in United States commercial banks having capital reserves in excess of

$100,000,000, and whose short term deposits are rated in either of the two highest rating categories by Standard & Poor's Corporation or Moody's Investors Service Inc. and United States commercial bank certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation, (b) direct obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, (c) repurchase agreements of such banks for terms of less than one year in respect to the foregoing certificates and obligations, and (d) readily marketable shares in mutual funds managed by managers of recognized standing and investing solely in the foregoing certificates, obligations and agreements or in readily marketable corporate debt securities rated A or better by Standard & Poor's Corporation, provided that each of the items referred to in clauses (a), (b), (c) and (d) above shall in each case be due within one year from the date of purchase and payable in the United States in United States dollars,

                  (v) endorse negotiable instruments for collection in the ordinary course of business,

                  (vi) guarantee obligations of Subsidiaries which are not prohibited by paragraph 6C(2),

                  (vii) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business,

                  (viii) make or permit to remain outstanding loan receivables arising in the ordinary course of business of the Company and its Subsidiaries, and

                  (ix) make or permit to remain outstanding other loans or advances to, or guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, stock or dividends of, or own, purchase or acquire stock, obligations or securities of, any other Person (including without limitation any Majority Subsidiary), provided that the sum at any time of (a) the aggregate principal amount of such loans and advances outstanding, plus (b) the aggregate amount of such contingent liabilities outstanding, plus (c) the aggregate amount of the investment (at original cost) in such stock, obligations and securities owned, all computed for the Company and its Subsidiaries on a consolidated basis, shall not exceed 10% of Consolidated Shareholders' Equity at such time;

provided always, however, that no Subsidiary shall make any loan or advance to, or acquire any stock, obligations or securities of, the Company;

                           6C(4) MERGER AND SALE OF ASSETS - (a) Enter into any
transaction of merger, consolidation, share exchange or other combination with any other Person or (b) sell, lease or transfer or otherwise dispose of, in any fiscal year of the Company, to any Person, all or a substantial part of its consolidated assets (i.e. assets which constitute more than 10% of the consolidated assets of the Company and all Subsidiaries, or which shall have contributed more than 10% of Consolidated Net Earnings for any of the three fiscal years then most recently ended), except that

                  (i) any Wholly-Owned Subsidiary may merge or consolidate with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Wholly-Owned Subsidiaries,

                  (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or any Wholly-Owned Subsidiary,

                  (iii) the Company may merge with any other corporation (including any Subsidiary that is not a Wholly-Owned Subsidiary) principally engaged in the line of business in which the Company and its Subsidiaries are principally engaged, provided (a) that the continuing or surviving corporation, if not the Company, shall be a solvent corporation organized under the laws of any state of the United States of America and shall expressly assume in writing all of the obligations of the Company under this Agreement and on the Notes, including all covenants herein and therein contained, and such continuing or surviving corporation shall succeed to the obligations of the Company with the same effect as if it had been named herein as a party hereto, and (b) at the time of such merger, and after giving effect thereto, no Default or Event of Default shall have occurred hereunder;

                  (iv) sales or other dispositions of loans in the ordinary course of business shall not be considered the sale or disposition of assets within the meaning of clause (b) above if the Company and its Subsidiaries shall be in compliance with the covenants set forth in clause (i) of paragraph 6A after giving effect to such sale or disposition; and

                  (v) sales of loans or accounts receivable by the Company or any Subsidiary to a Special Purpose Corporation permitted by the exception contained in clause (b) of paragraph 6(C)(5) shall not be considered the sale or disposition of assets within the meaning of clause (b) of this paragraph.

                           6C(5) SALE OR DISCOUNT OF RECEIVABLES. Sell with
recourse, or discount or otherwise sell for less than the face value thereof, any of its loans or accounts receivable, except loans or accounts receivable the collection of which is doubtful in accordance with generally accepted accounting principles, and except (a) that the Company or any Subsidiary may be required to repurchase SBA Loans in the ordinary course of business consistent with past practices, and (b) the Company or any Subsidiary may sell loans or accounts receivable to a Special Purpose Corporation from time to time, without direct or indirect recourse, if (i) each such sale is for a cash consideration at fair market value or at a discount from fair market value which is consistent with industry practice for receivables of comparable size and quality, (ii) the proceeds of such sales are used solely for the purpose of funding loan commitments and, pending such use, are held or invested solely in cash or in the investments specified in clause (iv) of paragraph 6C(3), (iii) the Company and its Subsidiaries collectively shall not after such sale directly or indirectly retain or acquire any Debt of such Special Purpose Corporation or any interest in such loans or accounts receivable sold to such Special Purpose Corporation or other assets of such Special Purpose Corporation to the extent that the aggregate book value (as valued on the books of the Company or such Subsidiary, as applicable, immediately after such sale) of such Debt and interests exceeds 15% of the book value (as valued on the books of the Company or such Subsidiary, as applicable, immediately prior to such sale) of all such loans and accounts receivable sold to such Special Purpose Corporation by the Company or any of its Subsidiaries, all as determined in accordance with generally accepted accounting principles, consistently applied, and (iv) the aggregate book value (as valued on the books of the Company or its

Subsidiary, as applicable, immediately prior to sale) of all such loans and accounts receivable sold by the Company and its Subsidiaries shall not at any time exceed $250,000,000.

                           6C(6) TRANSACTIONS WITH SUBSTANTIAL STOCKHOLDERS.
Directly or indirectly purchase, acquire or lease any property from, or sell transfer or lease any property to, or render any service for or obtain any services from, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, or (ii) any Substantial Stockholder, provided that such acts and transactions may be performed or engaged in if upon terms not less favorable to the Company or Subsidiary than if no such relationship described in clauses (i) and (ii) above existed.

                           6C(7) SUBSIDIARY DIVIDEND RESTRICTIONS. Enter into,
or be otherwise subject to, any agreement, instrument or undertaking (including its articles or certificate of incorporation or bylaws) which directly or indirectly limits the amount of, or otherwise imposes restrictions on the payment of, dividends by any Subsidiary to the Company or another Subsidiary, other than agreements with the SBA consistent with past practices which require the Company or any Subsidiary to maintain specified levels of capital.

                  6D. ISSUANCE OF STOCK BY SUBSIDIARIES. The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Company or another Wholly-Owned Subsidiary and except as otherwise permitted pursuant to paragraph 6C(4) or to the extent that holders of minority interests may be entitled to purchase stock by reason of preemptive rights.

                  6E. TAX CONSOLIDATION. The Company covenants that it will not and will not permit any Subsidiary to file or consent to the filing of any consolidated income tax return with any other Person (other than the Company or a Subsidiary), except that the Company and its Subsidiaries may consent to the filing of consolidated income tax returns by the common parent (the "PARENT") of an affiliated group that includes the Company and its Subsidiaries, provided that (i) the Company and its Subsidiaries shall not collectively or individually pay or agree to pay any amount of the taxes payable in respect of any such return in excess of the amount which the Company would have been required to pay if it had filed a consolidated income tax return for the Company and its Subsidiaries only (the "COMPANY GROUP AMOUNT"), nor shall the Company and its Subsidiaries become obligated to pay any such excess (net of any taxes payable or reimbursable by a financially responsible Person), and (ii) the Parent shall have agreed in writing to reimburse to the Company sums equal to any amount by which the Parent's income taxes are reduced as a result of the consolidation of the Company and its Subsidiaries in any such consolidated income tax return of the Parent and any amount of the taxes payable in respect of any such return paid by the Company and its Subsidiaries collectively or individually in excess of the Company Group Amount, subject to appropriate adjustment in the event that such taxes are increased or reduced by reason of any audit by a taxing authority or any successful claim for a refund.

         7. EVENTS OF DEFAULT.

                  7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

                  (iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, provided that the aggregate principal amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $1,000,000; or any "Event of Default," as defined in the Floating Rate Note Agreement, the 2000 Floating Rate Note Agreement, the 6.97% Note Agreements, the 7.44% Note Agreements, or the 8.60% Note Agreements shall occur; or

                  (iv) any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

                  (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any officer of the Company obtains actual knowledge thereof; or

                  (vii) the Company, any Subsidiary or any Majority Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Company, any Subsidiary or any Majority Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY Law") of any jurisdiction; or

                  (ix) the Company, any Subsidiary or any Majority Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or any possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company, any Subsidiary or any Majority Subsidiary, or of assets of the Company, any Subsidiary or any Majority Subsidiary which constitute more than 10% of the assets of the Company or such Subsidiary or Majority Subsidiary or which shall have contributed more than 10% of Consolidated Net Earnings of the Company and its Subsidiaries for any of the three fiscal years then most recently ended, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company, any Subsidiary or any Majority Subsidiary and the Company or such Subsidiary or Majority Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing more than 10%, or the divestiture of the stock of a Subsidiary whose assets represent more than 10%, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed more than 10% of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xiii) a final judgment in an amount in excess of $1,000,000 is rendered against the Company, any Subsidiary or any Majority Subsidiary and, within 45 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment is not discharged.

                  then (a) if such event is an Event of Default specified in clauses (viii) to (xi), inclusive, of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued on such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is any other Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes and such other amounts owing under this Agreement shall thereupon be and become, immediately due and payable together with interest accrued on such

Notes, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                  7B. RESCISSION OF ACCELERATION. If the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded (1) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (2) all arrears of interest on all of the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest, or premium on the Notes which has become due and payable solely by reason of such declaration) shall have been duly paid, and (3) each and every other Default and Event of Default shall have been made good, cured, or waived pursuant to paragraph 11C, and further provided, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

                  7C. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:

                  8A. ORGANIZATION; AUTHORIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Florida, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and is identified on
Schedule II attached hereto, the Company is and each Subsidiary is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership of property or the nature of the business transacted by it makes such qualification necessary and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and thereunder. This Agreement has been and the Notes will be duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and this Agreement constitutes and the Notes will each constitute, a valid obligation of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms. The Company has no Majority Subsidiaries except its Subsidiaries.

                  8B. FINANCIAL STATEMENTS. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company:

                  (i) consolidated balance sheets and schedule of investments of the Company and its Subsidiaries as at December 31 in each of the years 1989 to 2000, inclusive, and consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for each such year all audited and reported on by PricewaterhouseCoopers LLC (formerly Coopers & Lybrand) (with respect to the December 31, 1992 and subsequent financial statements) and by Imber & Company (with respect to the financial statements prior to December 31, 1992); and

                  (ii) consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of the years 1989 to 2000, inclusive, and consolidated statements of income of the Company and its Subsidiaries for the three-month period ended March 31, 2001 prepared by the Company.

Such financial statements (including related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from normal year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets included in such financial statements fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, shareholders' equity and cash flows included in such financial statements fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition, operations or prospects (financial or otherwise) of the Company and its Subsidiaries since December 31, 1992.

                  8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any foreign, federal, state or local court, before any arbitral panel or other tribunal, or before any commission or other regulatory body, whether foreign, federal, state or local, which might result in any material adverse change in the business, condition, operations or prospects (financial or otherwise) of the Company and its Subsidiaries.

                  8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto. All Debt of the Company and each Subsidiary (including without limitation all guarantees in favor of any Person) outstanding on the date of this Agreement is identified and the aggregate outstanding principal balance thereof is shown on Schedule I attached hereto. The Company has provided to you true, correct and complete copies of all agreements and instruments relating to such Debt. The Company's obligations under this Agreement and the Other Note Agreements rank, and its obligations under the Notes will rank when issued and while outstanding, at least pari passu with all of its other indebtedness and other obligations (including contingent liabilities and obligations) except such obligations as are secured by Liens permitted by the exceptions to paragraph 6C(1) hereof.

                  8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as of December 31, 2000, referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All Liens permitted by clause (iv) of paragraph 6C(1) are identified (together with the principal amount of Debt secured thereby) on Schedule I attached hereto, together with all other security for any such Debt (including any security provided by any Affiliate for any such Debt). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect and there has not been asserted against the Company any claim of default and there exists no default or event or condition which, with notice or lapse of time or both, would constitute a default under such leases.

                  8F. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

                  8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or of any of the Notes, nor the offering, issuance and sale of any of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of each of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with shareholders and any agreement listed on Schedule III attached hereto), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes, except the agreements listed in Schedule III attached hereto.

                  8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Persons other than yourself and the Other Purchasers (all of whom are institutional investors), and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                  8I. REGULATION U; USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK"). The proceeds of sale of the Notes will be used to fund existing loan commitments and for general corporate purposes. None of the proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or the Investment Company Act of 1940, in each case as in effect now or as the same may hereafter be in effect, nor will the Company or any Subsidiary at any time acquire or hold any margin stock if the value of all margin stock held by the Company and its Subsidiaries would exceed 25% of the total value of the consolidated assets of the Company and its Subsidiaries.

                  8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any "employee pension benefit plan" (as defined in section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, and Affiliate or any ERISA Affiliate (other than a Multi-Employer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any such employee pension benefit plan (other than a Multi-Employer Plan) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multi-Employer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the Other Note Agreements and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in part in reliance upon and subject to the accuracy of your representation in paragraph 9 and the representations of the Other Purchasers contained in paragraph 9 of the Other Note Agreements as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by you and the Other Purchasers, respectively. For the purpose of this paragraph 8J, the term "CODE" shall mean the Internal Revenue Code of 1986, as amended; the term "PLAN" shall mean an "employee benefit plan" (as defined in section 3(2) of ERISA); and the term "MULTI-EMPLOYER PLAN" shall mean any pension plan which is a "multi-employer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary of the Company, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or any notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes or is such as to require any limitation on your ownership of any securities of the Company.

                  8L. COMPLIANCE WITH LAWS AND REGULATIONS. The Company and each of its Subsidiaries complies in all material respects with all federal, state, local, and other laws, ordinances and other governmental rules or regulations to which any of them is subject, including without limitation, laws and regulations relating to equal employment opportunity and employee and consumer safety, and the Company will promptly comply and will cause each of its Subsidiaries promptly to comply with all such laws and regulations which may be legally imposed on the Company or any Subsidiary in the future.

                  8M. HOLDING COMPANY AND INVESTMENT COMPANY STATUS. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. The Company is duly registered under the Investment Company Act of 1940, as amended, as a closed-end, diversified management investment company that operates as a business development company, and as a regulated investment company satisfying the requirements of Section 852(a) of the Code.

                  8N. POSSESSION OF PERMITS, ETC. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect. First Western is licensed nationally by the SBA to originate loans under guarantee and funding programs sponsored by the SBA under Section 7(A) of the Small Business Investment Act of 1958.

                  8O. LICENSES, ETC. The Company and its Subsidiaries have obtained all patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Company or any Subsidiary or to any of their respective directors or officers to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company or any Subsidiary in connection with such business may infringe any patent, trademark, service mark, trade name, service name, copyright, license, permit, franchise or other right owned by any other Person,
(ii) there is pending or threatened any claim or litigation against or affecting the Company or any Subsidiary contesting its right to sell or use any such product, process, method, substance, part or other material, or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise adversely affect the business, condition or operations of, the Company or its Subsidiaries.

                  8P. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries have obtained all permits, licenses and other authorizations which are required under Environmental Laws, and the Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. Neither the Company nor any of its Subsidiaries is aware of, or has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to the Company or any Subsidiary, may interfere with or prevent compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand proceeding pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary relating in any way to Environmental Laws.

                  8Q. AGREEMENTS WITH SHAREHOLDERS. Except as set forth on
Schedule IV, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or lease with, or any commitment to, any Affiliate, holder of more than 5% of the outstanding shares of the Company, or any officer or director of the Company or any Subsidiary.

                  8R. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         9. REPRESENTATIONS OF THE PURCHASER. You represent and in making this sale to you it is specifically understood and agreed, that you are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

                  You represent that you are an "insurance company" as defined in section 2(13) of the Securities Act. You also represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account" within the meaning of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12,
         1995) and there is no employee benefit plan (treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in your most recent annual statement in the form required by the National Association of Insurance Commissioners as filed with your state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company, and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 9, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         10. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below (all terms used in this Agreement which are not defined in this paragraph 10 but defined elsewhere in this Agreement, shall have for purposes of this Agreement the meanings set forth elsewhere in this Agreement):

                  "6.97% NOTE AGREEMENTS" shall mean those certain separate Note Agreements between the Company and each of Peerless Insurance Company ("PEERLESS") and Security Life of Denver Insurance Company ("SECURITY LIFE," and collectively with Peerless, the "6.97% NOTE PURCHASERS"), each dated as of December 15, 1993, pursuant to which the Company issued and sold to the 6.97% Note Purchasers its 6.97% senior promissory notes due December 15, 2002, in the aggregate principal amount of $5,000,000 (collectively with each 6.97% senior promissory note delivered in substitution or exchange for any such note, the "6.97% NOTES").

                  "7.44% NOTE AGREEMENTS" shall mean those certain separate Note Agreements between the Company and each of USG Annuity & Life Company and Equitable Life Insurance Company of Georgia (collectively, the "7.44% NOTE PURCHASERS"), each dated as of July 19, 1999, pursuant to which the Company issued and sold to the 7.44% Note Purchasers its 7.44% senior promissory notes due July 19, 2005, in the aggregate principal amount of $10,000,000 (collectively with each 7.44% senior promissory note delivered in substitution or exchange for any such note, the "7.44% NOTES").

                  "8.60% NOTE AGREEMENTS" shall mean those certain separate Note Agreements between the Company and Security Life, Indiana Insurance Company ("INDIANA INSURANCE"), and Peerless (collectively with Security Life and Indiana Insurance, the "8.60% NOTE PURCHASERS") each dated April 19, 1995, pursuant to which the Company issued and sold to the 8.60% Note Purchasers its 8.60% senior promissory notes due April 19, 2003, in the aggregate principal amount of $5,000,000 (collectively with each 8.60% senior promissory note delivered in substitution or exchange for any such note, the "8.60% NOTES").

                  "2000 FLOATING RATE NOTE AGREEMENT" shall mean that certain Note Agreement between the Company and Security Life, dated as of July 19, 2000, pursuant to which the Company issued and sold to Security Life its floating rate senior promissory note due July 19, 2004, in the aggregate principal amount of $10,000,000 (collectively with each floating rate senior promissory note delivered in substitution or exchange for any such note, the "2000 FLOATING RATE NOTES").

                  "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "APPLICABLE RATE" shall mean the rate applicable for a Rate Period and shall be equal to the sum of one hundred thirty basis points (1.30%) plus the LIBO Rate for such Rate Period. If any time the LIBO Rate shall not be ascertainable as herein provided or shall be discontinued as a standard, and without limiting Paragraph 4F, the Required Holders shall designate a comparable reference rate as a substitute therefor.

                  "BANKRUPTCY LAW" shall have the meaning provided in clause
(viii) of paragraph 7A.

                  "BASE CURRENT DEBT" shall have the meaning provided in paragraph 6C(2).

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in either New York, New York, or Atlanta, Georgia, are required or authorized to be closed.

                  "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                  "CODE" shall have the meaning provided in paragraph 8J.

                  "CONSOLIDATED NET EARNINGS" shall mean consolidated gross revenues of the Company and its Subsidiaries less all operating and nonoperating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (other than gains and losses arising from the sale of securities in the ordinary course of business by First Western), any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition, any other extraordinary items, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; all determined in accordance with generally accepted accounting principles, consistently applied, including the making of appropriate deductions for minority interests in Subsidiaries.

                  "CONSOLIDATED SHAREHOLDERS' EQUITY" shall mean, as of the time of any determination thereof, the sum of (i) the par value (or value stated on the books for the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, all determined in accordance with generally accepted accounting principles consistent with those followed in the preparation of the most recent financial statements referred to in clause (i) of paragraph 8B.

                  "CURRENT DEBT" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the calculation thereof; provided, however, that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

                  "DEBT" shall mean Funded Debt or Current Debt or both Funded Debt and Current Debt, as the case may be. Any indebtedness or any other obligation secured by a Lien on, or payable out of the proceeds of collection or production from, property of the Company or any Subsidiary shall be deemed to be Funded Debt or Current Debt, as the case may be, of the Company or such Subsidiary whether or not the indebtedness or obligation secured thereby shall have been assumed by the Company or such Subsidiary.

                  "EARNINGS BEFORE INTEREST AND TAXES" for any period shall mean Consolidated Net Earnings for such period, plus all amounts deducted in arriving at such Consolidated Net Earnings in respect of (i) Interest Charges and (ii) current and deferred taxes on income.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code (as defined in paragraph 8J).

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                  "FIRST WESTERN" shall mean First Western SBLC, Inc., a Florida corporation.

                  "FLOATING RATE NOTE AGREEMENT" shall mean that certain Note Agreement between the Company and Security Life, dated as of April 19, 1995, pursuant to which the Company issued and sold to Security Life its floating rate senior promissory note due April 19, 2004, in the aggregate principal amount of $5,000,000 (collectively with each floating rate senior promissory note delivered in substitution or exchange for any such note, the "FLOATING RATE NOTES").

                  "FUNDED DEBT" shall mean and include without duplication,

                  (i) any obligation (including current maturities of any such obligation) payable in whole or in part more than one year from the date of calculation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),

                  (ii) indebtedness or any other obligations (including current maturities of such indebtedness and obligations) payable in whole or in part more than one year from the date of calculation thereof which is secured by a Lien on, or payable out of the proceeds of collection or production from the property of the Company or any Subsidiary, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

                  (iii) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person,

                  (iv) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,

                  (v) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor,

                  (vi) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, and

                  (vii) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee;

                  all as determined in accordance with generally accepted accounting principles.

                  "HEREOF, "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

Agreement, and "PARAGRAPH", "SCHEDULE", "EXHIBIT" and like references are to this Agreement unless otherwise specified.

                  "INTEREST CHARGES" for any period shall mean all interest charges (including all amortization of debt discount and expenses and imputed interest) on all Debt (including Capitalized Lease Obligations).

                  "LIBO RATE" shall mean for any Rate Period the three month London Interbank Offered Rate as reported by Bloomberg Financial Markets (or any successor service) ("BLOOMBERG"), on page BBAM1 at 11:00 A.M. London, England, time on the Rate Day (but if at least two such rates are so reported at such time, the offered rate for such Rate Period shall be the arithmetic mean of such rates). If Bloomberg shall cease to report such rates on a regular basis, "LIBO Rate" shall mean for any Rate Period the average rate determined by the Required Holders to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates quoted to the Required Holders on the Rate Day by the Reference Banks for United States dollar deposits in the London Interbank Market in the amount of $10,000,000 in immediately available funds for delivery on the first LIBO Business Day of the Rate Period for the number of days remaining in such Rate Period.

                  "LIBOR BUSINESS DAY" shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be carried on in London, England, and New York, New York.

                  "LIEN" shall mean any mortgage, pledge, security interest, security deposit, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "LOAN LOSS PROVISION" shall have the meaning provided in paragraph 6A.

                  "MAJORITY SUBSIDIARY" shall mean a Person which, under generally accepted accounting principles, is considered to be a subsidiary subject to consolidation.

                  "NET LOANS RECEIVABLE" shall have the meaning provided in paragraph 6A.

                  "NET INVESTMENT COMPANY TAXABLE INCOME" for any period shall mean Consolidated Net Earnings for such period, adjusted for differences in timing of recognition of items of income or expense between generally accepted accounting principles and tax accounting principles, plus, to the extent deducted in computing the foregoing, current and deferred taxes on income.

                  "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President and Chief Executive Officer, its Executive Vice President, its Chief Financial Officer, one of its Senior Vice Presidents or its Treasurer.

                  "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "QPAM EXEMPTION" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "RATE DAY" shall mean the day on which the LIBO Rate for any Rate Period shall be determined. The Rate Day shall be the second LIBO Business Day preceding the first day of the applicable Rate Period.

                  "RATE PERIOD" shall mean, in the case of the determination of any LIBO Rate, a period during which the LIBO Rate remains in effect and unchanged. The Rate Period initially shall commence on July 19, 2001, and end on October 31, 2001. The Rate Period for subsequent LIBO Rates shall commence on the last day of October, January, April, and July in each year, and end on the last day of the immediately succeeding January, April, July, and October of each year, provided that (a) in the event any Rate Period would end on a day which is not a LIBOR Business Day, such Rate Period shall be deemed to end on the immediately preceding LIBOR Business Day, and (b) the Rate Period shall not in any event extend beyond the final maturity date of the Notes.

                  "REFERENCE BANKS" shall mean not less than two banks designated or redesignated by the Required Holders from time to time from the twenty largest banks (as measured by total assets) commercial banks in the United States.

                  "REQUIRED HOLDER(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

                  "RESTRICTED PAYMENTS" shall have the meaning provided in paragraph 6B.

                  "RESTRICTED INVESTMENTS" shall have the meaning provided in paragraph 6C(3).

                  "SBA" shall mean the United States Small Business Administration.

                  "SBA DEBENTURES" shall mean debentures outstanding from time to time representing amounts payable by the Company or a Subsidiary to the SBA (or any successor thereto) for borrowings made pursuant to Section 303 of the Small Business Investment Act of 1958 (15 U.S.C. Section 683) and subordinated to other Debt of the Company or such Subsidiary pursuant to the subordination provisions of such Section.

                  "SBA LOANS" shall mean loans made pursuant to Section 7(a) of the Small Business Investment Act of 1958, as amended.

                  "SECURED" when used with reference to any Debt shall mean that such Debt is secured by a Lien upon property, tangible or intangible, of the Company or any Subsidiary, whether or not the Company or such Subsidiary has assumed or become liable for the payment of such Debt. "UNSECURED" when used with reference to any Debt shall mean that such Debt is not so secured.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SENIOR FUNDED DEBT" shall mean, with respect to any Person, Funded Debt of such Person which is not Subordinated Funded Debt.

                  "SIGNIFICANT HOLDER" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

                  "SPECIAL PURPOSE INDEBTEDNESS" shall mean Debt incurred by a Special Purpose Corporation in connection with the purchase of loans or accounts receivable from the Company or any Subsidiary in a transaction permitted by the exception contained in clause (b) of paragraph 6(C)(5).

                  "SPECIAL PURPOSE CORPORATION" shall mean a trust or limited liability company organized under the laws of any State of the United States of America which was organized and is operated solely for the purpose of securitizing loans and accounts receivable of the Company or any Subsidiary and which has no assets or liabilities except those relating to such purpose.

                  "SUBORDINATED FUNDED DEBT" shall mean Funded Debt, including the SBA Debentures, which by its terms is subordinated in right of payment to the prior payment of all obligations of the Company hereunder and under the Notes and to all other Debt.

                  "SUBSIDIARY" shall mean any corporation organized under the laws of any State of the United States of America, Canada or any Province of Canada, which conducts the major portion of its business in the United States of America or Canada, which is engaged in a line of business related to that of the Company and at least 80% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or indirectly through Subsidiaries.

                  "SUBSTANTIAL STOCKHOLDER" shall mean (i) any Person owning, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, any class of Voting Stock of the Company aggregating 5% or more of such class, or (ii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this paragraph.

                  "TOTAL CAPITALIZATION" shall mean, as of the time of any determination thereof, the sum of Funded Debt of the Company and its Subsidiaries on a consolidated basis at such time plus Consolidated Shareholders' Equity at such time.

                  "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

                  "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary, all of the stock of every class of which, except directors' qualifying shares and except for shares of preferred stock held by the SBA, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Wholly-Owned Subsidiaries.

         11. MISCELLANEOUS.

                  11A. NOTE PAYMENTS. The Company agrees that, so long as you shall hold any Note, it will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to such Georgia bank account or accounts of ING Investment Management LLC, as your agent, as you may designate in writing, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

                  11B. EXPENSES. The Company agrees, subject in all respects to the provisions of paragraph 11S, whether or not the transaction contemplated hereby shall be consummated, to pay, and to save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all stamp, intangibles, recording and other taxes, together in each case with interest and penalties, if any, and any income tax payable by you in respect of any reimbursement therefor, which may be payable in respect of the execution and delivery of this Agreement or the execution, delivery, issuance, sale, acquisition, transfer or ownership of any Note issued under or pursuant to this Agreement (other than any tax measured by net income payable to you), (ii) all document production, duplication and any other charges and the fees and expenses of any special counsel engaged by you or any Transferee in connection with this Agreement or the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (iii) the costs and expenses, including attorneys' fees, incurred by you or any Transferee in administering this Agreement and enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

                  11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                  11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of not less than $100,000, except as may be necessary to reflect any principal amount less than $100,000 resulting from any partial prepayment hereunder. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                  11E. PERSONS DEEMED OWNERS; PARTICIPATION. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

                  11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith or pursuant hereto shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                  11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                  11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes.

                  11I. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at the address set forth at the head of the first page of this Agreement, to the attention of Lance B. Rosemore, Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company. Notwithstanding the foregoing or any other provision regarding written notices or other communications, and without limiting the same, you shall be entitled to rely, and shall be fully protected in relying, on any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cable gram, radio gram, order or other documentary, teletransmission or telephone message believed by you to be genuine and correct and to have been signed, sent or made by a proper Person.

                  11J. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                  11L. GOVERNING LAW. This Agreement has been delivered and accepted in the State of Georgia and is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with, and the rights of the parties under this Agreement shall be governed by, the law of the State of Georgia without giving effect to principles of conflicts of laws. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE SUPERIOR COURT OF COBB COUNTY OF THE STATE OF GEORGIA AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDER(S), ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES MAY BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

                  11M. TIME OF ESSENCE. Time is of the essence of this Agreement and of each Note issued hereunder.

                  11N. INDEPENDENCE OF COVENANTS. All covenants of the Company hereunder shall be of independent effect so that if a particular action or condition is not permitted by any one of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant, shall not avoid the occurrence of an Event of Default or a Default if such action is taken or condition exists.

                  11O. DIRECTLY OR INDIRECTLY; PARTNERSHIP LIABILITIES. Where any provision in this Agreement refers to any action which a Person is prohibited from taking, the provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner and all liabilities of such partnerships shall be considered liabilities of such Person for purposes of this Agreement.

                  11P. INDEPENDENT NATURE OF HOLDER'S RIGHTS. The amounts payable at any time under the Note to each holder thereof shall be a separate and independent debt, each holder shall be entitled to protect and enforce its rights arising out of such Note and this Agreement, and it shall not be necessary for any other holder to be joined as an additional party in any proceeding for such purpose.

                  11Q. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or any other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with generally accepted accounting principles consistently applied, except as otherwise specifically provided in this Agreement.

                  11R. COUNTERPARTS. This Agreement may be executed simultaneously in two more counterparts, each of which shall be deemed an original, and it shall not be necessary making proof of this Agreement to produce or account for more than one such counterpart.

                  11S. INTEREST. It is expressly stipulated and agreed to be the intent of you and the Company at all times to comply with the applicable laws governing the maximum rate or amount of interest payable on or in connection with this Agreement, the Notes and the indebtedness evidenced thereby. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Agreement or the Notes, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced thereby, or if acceleration of the maturity of any of the Notes or if any prepayment by the Company results in the Company having paid any interest in excess of that permitted by applicable law, then it is the express intent of you and the Company that all excess amounts shall be canceled automatically, and, if previously paid, such excess amounts shall be applied to the reduction of the principal amount owing under the Notes and this Agreement or on account of any other indebtedness of the Company to you, and not to the payment of interest, or if such excess amounts exceed the unpaid balance of principal of such indebtedness, such excess amounts shall be refunded to the Company, and the provisions of this Agreement and the Notes immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and you do not intend to collect any unearned interest in the event of acceleration. In determining compliance with the foregoing, all sums paid or agreed to be paid to you for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the term of such indebtedness so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. As used herein, "MAXIMUM RATE" shall mean the maximum nonusurious rate of interest that may be lawfully contracted for, charged, taken, reserved or received by you from the Company in connection with the indebtedness evidenced hereby and by the Notes under applicable law.

                  If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company. This Agreement is executed by the undersigned under seal.

                                      Very truly yours,

                                      PMC CAPITAL, INC.
(CORPORATE SEAL)

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



The foregoing Agreement
is hereby accepted as of
the date first above written.


SECURITY LIFE OF DENVER INSURANCE COMPANY

By:  ING Investment Management LLC
         its authorized agent

By:
   --------------------------------------
Name: Robert F. Bowman
Title: Senior Vice President

                               PURCHASER SCHEDULE

                                                                               Aggregate
                                                                               Principal
                                                                               Amount of
                                                                               Notes to be      Note
        Purchaser                                                              Purchased        Denomination(s)
        ---------                                                              -----------      ---------------
        SECURITY LIFE OF DENVER
        INSURANCE COMPANY                                                      $10,000,000      $10,000,000

        (1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

                 The Bank of New York
                 ABA # 021000018
                 BNF: IOC566
                 Attn: P&I Department
                 Ref: Security Life of Denver Insurance Company and 494368 B* 3


                 Each such wire transfer shall be identified as "PMC Capital, Inc., Floating Rate Senior Notes issued July 19, 2001 due July
                 19, 2006, PPN 494368 B* 3, with the due date and application
                 (among principal, premium and interest) of the payment being made.

        (2)      Address for all notices relating to payments:

                 ING Investment Management LLC
                 5780 Powers Ferry Road, NW, Suite 300
                 Atlanta, Georgia 30327-4349
                 Attention: Securities Accounting
                 Fax: (770) 690-4899

        (3)      Address for all other communications and notices:

                 ING Investment Management LLC
                 5780 Powers Ferry Road, NW, Suite 300
                 Atlanta, Georgia 30327-4349
                 Attention:  Private Placements
                 Fax: (770) 690-4899

        (4)      Tax-Identification No. 84-0499703

                                Table of Contents
                                   (continued)

                                                                                    Page
                                                                                    ----
EXHIBIT A - Form of Note

EXHIBIT B - Form of Opinion of Company's Counsel

EXHIBIT C - Form of Amendment to 2000 Floating Rate Note Agreement

EXHIBIT D - Form of Amendment to 6.97% Note Agreements

EXHIBIT E - Form of amendment to 8.60% Note Agreements

EXHIBIT F - Form of amendment to Floating Rate Note Agreement

EXHIBIT G  - Form of Amendment to 7.44% Note Agreements

SCHEDULE I - Outstanding Debt and Liens Securing Debt

SCHEDULE II - Subsidiaries

SCHEDULE III - Agreements Restricting Debt

SCHEDULE IV - Agreements With Shareholders

                                                                       EXHIBIT A

                                 [FORM OF NOTE]
                                PMC CAPITAL, INC.

             FLOATING RATE SENIOR PROMISSORY NOTE DUE JULY 19, 2006

$[AMOUNT]                                                       [PLACE OF ISSUE]

                                                                          [Date]
                                                                     No. _______


                  FOR VALUE RECEIVED, the undersigned, PMC CAPITAL, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to [NAME OF HOLDER], or registered assigns, the principal sum of [AMOUNT-written out] DOLLARS ($[AMOUNT]) on July 19, 2006. The Company also promises to pay to the holder hereof interest (computed on the basis of a 360-day year and the actual days elapsed) on the unpaid principal balance outstanding hereunder, (i) from the date hereof until maturity (whether by acceleration or otherwise) at the rate per annum specified in the Note Agreements referred to below, such interest rate to change when and as provided therein, and (ii) from such maturity until paid, at a rate per annum which shall be 1% in excess of the rate per annum specified in the foregoing clause (i), provided that in no event shall such rate at any time be greater than the maximum rate permitted by applicable law. Such interest for any full or partial Rate Period (as defined in the Agreements) during which any principal balance is outstanding hereunder shall be payable quarterly on the last day (or if not a LIBOR Business Day, the immediately preceding LIBOR Business Day) of April, July, October and January in each year, commencing with the April, July, October or January next succeeding the date hereof (provided, however, that no such interest payment shall be payable on such date in July, 2001), until the principal hereof shall have become due and payable. All unpaid interest accrued through the date of maturity (whether by acceleration or otherwise) shall be due and payable on such date.

                  Payments of principal, premium, if any, and interest are to be made at the main office of Wachovia Bank, N.A., in Atlanta, Georgia, or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

                  This Note is one of a series of Senior Promissory Notes (herein called the "Notes") issued pursuant to separate, identical Note Agreements, dated as of July 19, 2001 (herein called the "Agreements"), between the Company and the respective original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof. As provided in the Agreements, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Agreements.

                  This Note is a registered Note and, as provided in the Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  In case an Event of Default, as defined in the Agreements, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreements.

                  This Note is executed and delivered in and is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with, and the rights of the holder hereunder shall be governed by, the law of such State without giving effect to principles of conflicts of law. Time is of the essence of this Note.



                               Exhibit A - Page 1

                  If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorney's fees, shall be paid by the Company.

                  It is expressly stipulated and agreed to be the intent of the Company and the holder hereof at all times to comply with the applicable laws governing the maximum rate or amount of interest payable on or in connection with the Agreements, this Note and the indebtedness evidenced thereby (including applicable United States federal law to the extent that it permits the Company to contract for, charge, take, reserve or receive a greater amount of interest than under applicable state laws). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Agreements or this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced hereby, or if acceleration of the maturity of this Note or if any prepayment by the Company results in the Company having paid any interest in excess of that permitted by applicable law, then it is the express intent of the Company and the holder hereof that all excess amounts shall be canceled automatically, and, if previously paid, such excess amounts shall be applied to the reduction of the principal amount owing under the Notes and this Agreement or on account of any other indebtedness of the Company to you, and not to the payment of interest, or if such excess amounts exceed the unpaid balance of principal of such indebtedness, such excess amounts shall be refunded to the Company, and the provisions of the Agreements and this Note immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. As used herein, "MAXIMUM RATE" shall mean the maximum nonusurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by the holder hereof from the Company in connection with the indebtedness evidenced hereby under applicable law.

                  Except for any notice required by the Agreements, the Company expressly waives notice (including, without limitation, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of nonpayment, and notice of protest), demand, presentment for payment, protest, bringing of suit, and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof.

                  This Note is executed under seal.

                                        PMC CAPITAL, INC.


        (CORPORATE SEAL)                By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                Exhibit A-Page 2

                                                                       EXHIBIT B

                     [FORM OF OPINION OF COMPANY'S COUNSEL]

      To be substantially the same as in 2000 Floating Rate Note Agreement.



                               Exhibit B - Page 1

                                                                       EXHIBIT C

            [FORM OF AMENDMENT TO 2000 FLOATING RATE NOTE AGREEMENT]

                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                        C/O ING INVESTMENT MANAGEMENT LLC
                      5780 POWERS FERRY ROAD, NW, SUITE 300
                           ATLANTA, GEORGIA 30327-4349

                                                                   July 19, 2001


PMC Capital, Inc.
18111 Preston Road
Suite 600
Dallas, Texas 75252

Attention: Mr. Lance B. Rosemore, Chief Executive Officer

         Re:Floating Rate Senior Notes Due July 19, 2004

Gentlemen:

                  Reference is made to the Note Agreement between PMC Capital, Inc. (the "COMPANY") and Security Life of Denver Insurance Company (the "PURCHASER"), dated as of July 19, 2000, as amended (the "NOTE AGREEMENT"), pursuant to which the Company issued and sold to the Purchaser an aggregate of $10,000,000 in principal amount of the Company's floating senior promissory notes due July 19, 2004 (the "NOTES"). All capitalized terms used in this letter shall have the meanings given to them in the Note Agreement unless otherwise defined herein.

                  Pursuant to Paragraph 11C of the Note Agreement and subject to the written acceptance of the Company as hereinafter provided, the Purchaser and the Company hereby agree as follows:

                  (a) Paragraph 5J of the Note Agreement is hereby deleted in its entirety and a new Paragraph 5J is hereby substituted in lieu thereof as follows:

                  5J. OTHER NOTICES. The Company covenants that it will promptly notify each Significant Holder in writing of the occurrence of any Event of Default or Default, describing the nature and period of existence thereof and the action which the Company has taken, is taking or proposes to take with respect thereto. The Company further covenants that it will promptly notify each Significant Holder in the event that the Company or any Subsidiary shall lose its license to act as an SBA lender.

                  (b) Clause (i) of Paragraph 6C(2) of the Note Agreement is hereby deleted in its entirety and a new clause (i) is hereby substituted in lieu thereof as follows:



                               Exhibit C - Page 1

                  "(i) Funded Debt represented by the Notes, the 6.97% Notes, the 7.44% Notes, the 8.60% Notes, the Floating Rate Notes, and the 2001 Floating Rate Notes,"

                  (c) Clause (iii) of Paragraph 7A of the Note Agreement is hereby amended by adding the words ", the 2001 Floating Rate Note Agreement" immediately prior to the words "or the 8.60% Note Agreements".

                  (d) The following definition is hereby added to Paragraph 10B of the Note Agreement:

                  "2001 FLOATING RATE NOTE AGREEMENT" shall mean that certain Note Agreement between the Company and Security Life dated July 19, 2001, pursuant to which the Company issued and sold to Security Life its floating rate senior promissory notes due July 19, 2006, in the aggregate principal amount of $10,000,000 (collectively with each floating rate senior promissory note delivered in substitution or exchange for each such note, the "2001 FLOATING RATE NOTES").

                  Except as otherwise amended hereby, the Note Agreement shall remain in full force and effect.

                  If the foregoing properly reflects our understanding, please sign this letter in the appropriate space indicated below and deliver a signed original to the Purchaser not later than July 19, 2001, whereupon this letter shall become a binding agreement between the Company and the undersigned Purchaser, amending the Note Agreement in the manner and to the extent provided herein.


                                       Very truly yours,


                                       SECURITY LIFE OF DENVER INSURANCE COMPANY


                                       By: ING Investment Management LLC, Agent

                                       By:
                                          --------------------------------------
                                       Name: Robert F. Bowman
                                       Title:  Senior Vice President


Agreed to and accepted this 19th day
of July, 2001.

PMC CAPITAL, INC.

By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------


                               Exhibit C - Page 2

                                                                       EXHIBIT D

                  [FORM OF AMENDMENT TO 6.97% NOTE AGREEMENTS]

                    EQUITABLE LIFE INSURANCE COMPANY OF IOWA
                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                        C/O ING INVESTMENT MANAGEMENT LLC
                      5780 POWERS FERRY ROAD, NW, SUITE 300
                           ATLANTA, GEORGIA 30327-4349

                                                                   July 19, 2001


PMC Capital, Inc.
18111 Preston Road
Suite 600
Dallas, Texas 75252

Attention: Mr. Lance B. Rosemore, Chief Executive Officer

         Re: 6.97% Senior Notes Due December 15, 2002

Gentlemen:

                  Reference is made to the separate Note Agreements between PMC Capital, Inc. (the "COMPANY") and each of Peerless Insurance Company and Security Life of Denver Insurance Company, each dated as of December 15, 1993, as amended (the "NOTE AGREEMENTS"), pursuant to which the Company issued and sold to such companies an aggregate of $5,000,000 in principal amount of the Company's 6.97% senior promissory notes due December 15, 2002 (the "NOTES"). Equitable Life Insurance Company of Iowa is the assignee of Lion II Custom Investments LLC, which is the assignee of the Notes originally purchased by Peerless Insurance Company and shall be referred to herein collectively with Security Life of Denver Insurance Company as the "PURCHASERS." All capitalized terms used in this letter shall have the meanings given to them in the Note Agreements unless otherwise defined herein.

                  Pursuant to Paragraph 11C of the Note Agreements and subject to the written acceptance of the Company as hereinafter provided, the Purchasers and the Company hereby agree as follows:

                  (a) Paragraph 5J of the Note Agreements is hereby deleted in its entirety and a new Paragraph 5J is hereby substituted in lieu thereof as follows:

                  5J. OTHER NOTICES. The Company covenants that it will promptly notify each Significant Holder in writing of the occurrence of any Event of Default or Default, describing the nature and period of existence thereof and the action which the Company has taken, is taking or proposes to take with respect thereto. The Company further covenants that it will promptly notify each Significant



                               Exhibit D - Page 1

                  Holder in the event that the Company or any Subsidiary shall lose its license to act as an SBA lender.

                  (b) Clause (i) of Paragraph 6C(2) of the Note Agreements is hereby deleted in its entirety and a new clause (i) is hereby substituted in lieu thereof as follows:

                  "(i) Funded Debt represented by the Notes, the 7.44% Notes, the 8.60% Notes, the Floating Rate Notes, the 2000 Floating Rate Notes, and the 2001 Floating Rate Notes,"

                  (c) Clause (iii) of Paragraph 7A of the Note Agreements is hereby amended by adding the words ", the 2001 Floating Rate Note Agreement" immediately prior to the words "or the 7.20% Note Agreements".

                  (d) The following definition is hereby added to Paragraph 10B of the Note Agreements:

                  "2001 FLOATING RATE NOTE AGREEMENT" shall mean that certain Note Agreement between the Company and Security Life dated July 19, 2001, pursuant to which the Company issued and sold to Security Life its floating rate senior promissory notes due July 19, 2006, in the aggregate principal amount of $10,000,000 (collectively with each floating rate senior promissory note delivered in substitution or exchange for each such note, the "2001 FLOATING RATE NOTES").

                  Except as otherwise amended hereby, the Note Agreements shall remain in full force and effect.

                  If the foregoing properly reflects our understanding, please sign this letter in the appropriate space indicated below and deliver a signed original to each of the Purchasers not later than July 19, 2001, whereupon this letter shall become a binding agreement between the Company and each of the undersigned Purchasers, amending the Note Agreements in the manner and to the extent provided herein.


                                   Very truly yours,

                                   SECURITY LIFE OF DENVER
                                   INSURANCE COMPANY

                                   By: ING Investment Management LLC, Agent

                                   By:
                                      ------------------------------------------
                                   Name:  Robert F. Bowman
                                   Title: Senior Vice President



                               Exhibit D - Page 2

                                   EQUITABLE LIFE INSURANCE COMPANY OF IOWA

                                   By: ING Investment Management LLC, Agent

                                   By:
                                      ------------------------------------------
                                   Name:  Robert F. Bowman
                                   Title: Senior Vice President


Agreed to and accepted this 19th day
of July, 2001.

PMC CAPITAL, INC.

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------



                               Exhibit D - Page 3

                                                                       EXHIBIT E

                  [FORM OF AMENDMENT TO 8.60% NOTE AGREEMENTS]

                    EQUITABLE LIFE INSURANCE COMPANY OF IOWA
                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                        C/O ING INVESTMENT MANAGEMENT LLC
                      5780 POWERS FERRY ROAD, NW, SUITE 300
                           ATLANTA, GEORGIA 30327-4349

                                                                   July 19, 2001


PMC Capital, Inc.
18111 Preston Road
Suite 600
Dallas, Texas 75252

Attention: Mr. Lance B. Rosemore, Chief Executive Officer

         Re:8.60% Senior Notes Due April 19, 2003

Gentlemen:

                  Reference is made to the separate Note Agreements between PMC Capital, Inc. (the "COMPANY") and each of Peerless Insurance Company, Security Life of Denver Insurance Company and Indiana Insurance Company, each dated as of April 19, 1995, as amended (the "NOTE AGREEMENTS"), pursuant to which the Company issued and sold to such companies an aggregate of $5,000,000 in principal amount of the Company's 8.60% senior promissory notes due April 19, 2003 (the "NOTES"). Equitable Life Insurance Company of Iowa is the assignee of Lion II Custom Investments LLC, which is the assignee of the Notes originally purchased by Peerless Insurance Company and Indiana Insurance Company and shall be referred to herein collectively with Security Life of Denver Insurance Company as the "PURCHASERS." All capitalized terms used in this letter shall have the meanings given to them in the Note Agreements unless otherwise defined herein.

                  Pursuant to Paragraph 11C of the Note Agreements and subject to the written acceptance of the Company as hereinafter provided, the Purchasers and the Company hereby agree as follows:

                  (a) Paragraph 5J of the Note Agreements is hereby deleted in its entirety and a new Paragraph 5J is hereby substituted in lieu thereof as follows:

                  5J. OTHER NOTICES. The Company covenants that it will promptly notify each Significant Holder in writing of the occurrence of any Event of Default or Default, describing the nature and period of existence thereof and the action which the Company has taken, is taking or proposes to take with respect thereto. The Company further covenants that it will promptly notify each Significant



                               Exhibit E - Page 1

                  Holder in the event that the Company or any Subsidiary shall lose its license to act as an SBA lender.

                  (b) Clause (i) of Paragraph 6C(2) of the Note Agreements is hereby deleted in its entirety and a new clause (i) is hereby substituted in lieu thereof as follows:

                  "(i) Funded Debt represented by the Notes, the 6.97% Notes, the 7.44% Notes, the Floating Rate Notes, the 2000 Floating Rate Notes, and the 2001 Floating Rate Notes,"

                  (c) Clause (iii) of Paragraph 7A of the Note Agreements is hereby amended by adding the words ", the 2001 Floating Rate Note Agreement" immediately prior to the words "or the 7.20% Note Agreements".

                  (d) The following definition is hereby added to Paragraph 10B of the Note Agreements:

                  "2001 FLOATING RATE NOTE AGREEMENT" shall mean that certain Note Agreement between the Company and Security Life dated July 19, 2001, pursuant to which the Company issued and sold to Security Life its floating rate senior promissory notes due July 19, 2006, in the aggregate principal amount of $10,000,000 (collectively with each floating rate senior promissory note delivered in substitution or exchange for each such note, the "2001 FLOATING RATE NOTES").

                  Except as otherwise amended hereby, the Note Agreements shall remain in full force and effect.

                  If the foregoing properly reflects our understanding, please sign this letter in the appropriate space indicated below and deliver a signed original to each of the Purchasers not later than July 19, 2001, whereupon this letter shall become a binding agreement between the Company and each of the undersigned Purchasers, amending the Note Agreements in the manner and to the extent provided herein.



                                     Very truly yours,


                                     SECURITY LIFE OF DENVER INSURANCE COMPANY


                                     By: ING Investment Management LLC, Agent

                                     By:
                                        ----------------------------------------
                                     Name:  Robert F. Bowman
                                     Title: Senior Vice President



                               Exhibit E - Page 2

                                     EQUITABLE LIFE INSURANCE COMPANY OF IOWA


                                     By: ING Investment Management LLC, Agent

                                     By:
                                         ---------------------------------------
                                     Name:  Robert F. Bowman
                                     Title: Senior Vice President

Agreed to and accepted this 19th day
of July, 2001.

PMC CAPITAL, INC.

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------



                               Exhibit E - Page 3

                                                                       EXHIBIT F

               [FORM OF AMENDMENT TO FLOATING RATE NOTE AGREEMENT]

                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                        C/O ING INVESTMENT MANAGEMENT LLC
                      5780 POWERS FERRY ROAD, NW, SUITE 300
                           ATLANTA, GEORGIA 30327-4349

                                                                   July 19, 2001


PMC Capital, Inc.
18111 Preston Road
Suite 600
Dallas, Texas 75252

Attention: Mr. Lance B. Rosemore, Chief Executive Officer

         Re: Floating Rate Senior Note Due April 19, 2004

Gentlemen:

                  Reference is made to the Note Agreement between PMC Capital, Inc. (the "COMPANY") and Security Life of Denver Insurance Company (the "PURCHASER"), dated as of April 19, 1995, as amended (the "NOTE Agreements"), pursuant to which the Company issued and sold to such company an aggregate of $5,000,000 in principal amount of the Company's floating rate senior promissory notes due April 19, 2004 (the "NOTES"). All capitalized terms used in this letter shall have the meanings given to them in the Note Agreement unless otherwise defined herein.

                  Pursuant to Paragraph 11C of the Note Agreement and subject to the written acceptance of the Company as hereinafter provided, the Purchasers and the Company hereby agree as follows:

                  (a) Paragraph 5J of the Note Agreement is hereby deleted in its entirety and a new Paragraph 5J is hereby substituted in lieu thereof as follows:

                  5J. OTHER NOTICES. The Company covenants that it will promptly notify each Significant Holder in writing of the occurrence of any Event of Default or Default, describing the nature and period of existence thereof and the action which the Company has taken, is taking or proposes to take with respect thereto. The Company further covenants that it will promptly notify each Significant Holder in the event that the Company or any Subsidiary shall lose its license to act as an SBA lender.

                  (b) Clause (i) of Paragraph 6C(2) of the Note Agreement is hereby deleted in its entirety and a new clause (i) is hereby substituted in lieu thereof as follows:



                               Exhibit F - Page 1

                  "(i) Funded Debt represented by the Notes, the 6.97% Notes, the 7.44% Notes, the 8.60% Notes, the 2000 Floating Rate Notes, and the 2001 Floating Rate Notes,"

                  (c) Clause (iii) of Paragraph 7A of the Note Agreement is hereby amended by adding the words ", the 2001 Floating Rate Note Agreements" immediately prior to the words "or the 7.20% Note Agreements".

                  (d) The following definition is hereby added to Paragraph 10B of the Note Agreement:

                  "2001 FLOATING RATE NOTE AGREEMENT" shall mean that certain Note Agreement between the Company and Security Life dated July 19, 2001, pursuant to which the Company issued and sold to Security Life its floating rate senior promissory notes due July 19, 2006, in the aggregate principal amount of $10,000,000 (collectively with each floating rate senior promissory note delivered in substitution or exchange for each such note, the "2001 FLOATING RATE NOTES").

                  Except as otherwise amended hereby, the Note Agreement shall remain in full force and effect.

                  If the foregoing properly reflects our understanding, please sign this letter in the appropriate space indicated below and deliver a signed original to each of the Purchasers not later than July 19, 2001, whereupon this letter shall become a binding agreement between the Company and each of the undersigned Purchasers, amending the Note Agreement in the manner and to the extent provided herein.


                                    Very truly yours,

                                    SECURITY LIFE OF DENVER
                                    INSURANCE COMPANY

                                    By: ING Investment Management LLC, Agent

                                    By:
                                        ----------------------------------------
                                    Name:  Robert F. Bowman
                                    Title: Senior Vice President

Agreed to and accepted this 19th day
of July, 2001.

PMC CAPITAL, INC.

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------



                               Exhibit F - Page 2

                                                                       EXHIBIT G

                  [FORM OF AMENDMENT TO 7.44% NOTE AGREEMENTS]

                           USG ANNUITY & LIFE COMPANY
                    EQUITABLE LIFE INSURANCE COMPANY OF IOWA
                        C/O ING INVESTMENT MANAGEMENT LLC
                      5780 POWERS FERRY ROAD, NW, SUITE 300
                           ATLANTA, GEORGIA 30327-4349

                                                                   July 19, 2001

PMC Capital, Inc.
18111 Preston Road
Suite 600
Dallas, Texas 75252

Attention: Mr. Lance B. Rosemore, Chief Executive Officer

         Re:7.44% Senior Notes Due July 19, 2005

Gentlemen:

                  Reference is made to the separate Note Agreements between PMC Capital, Inc. (the "COMPANY") and each of USG Annuity & Life Company and Equitable Life Insurance Company of Iowa (collectively, "PURCHASERS"), each dated as of July 19, 1999, as amended (the "NOTE AGREEMENTS"), pursuant to which the Company issued and sold to such companies an aggregate of $10,000,000 in principal amount of the Company's 7.44% senior promissory notes due July 19, 2005 (the "NOTES"). All capitalized terms used in this letter shall have the meanings given to them in the Note Agreements unless otherwise defined herein.

                  Pursuant to Paragraph 11C of the Note Agreements and subject to the written acceptance of the Company as hereinafter provided, the Purchasers and the Company hereby agree as follows:

                  (a) Paragraph 5J of the Note Agreement is hereby deleted in its entirety and a new Paragraph 5J is hereby substituted in lieu thereof as follows:

                  5J. OTHER NOTICES. The Company covenants that it will promptly notify each Significant Holder in writing of the occurrence of any Event of Default or Default, describing the nature and period of existence thereof and the action which the Company has taken, is taking or proposes to take with respect thereto. The Company further covenants that it will promptly notify each Significant Holder in the event that the Company or any Subsidiary shall lose its license to act as an SBA lender.

                  (b) Clause (i) of Paragraph 6C(2) of the Note Agreements is hereby deleted in its entirety and a new clause (i) is hereby substituted in lieu thereof as follows:



                               Exhibit G - Page 1

                  "(i) Funded Debt represented by the Notes, the 6.97% Notes, the 8.60% Notes, the Floating Rate Notes, the 2000 Floating Rate Notes, and the 2001 Floating Rate Notes,"

                  (c) Clause (iii) of Paragraph 7A of the Note Agreements is hereby amended by adding the words ", the 2001 Floating Rate Note Agreements" immediately prior to the words "or the 8.60% Note Agreements".

                  (d) The following definition is hereby added to Paragraph 10B of the Note Agreements:

                  "2001 FLOATING RATE NOTE AGREEMENT" shall mean that certain Note Agreement between the Company and Security Life dated July 19, 2001, pursuant to which the Company issued and sold to Security Life its floating rate senior promissory notes due July 19, 2006, in the aggregate principal amount of $10,000,000 (collectively with each floating rate senior promissory note delivered in substitution or exchange for each such note, the "2001 FLOATING RATE NOTES").

                  Except as otherwise amended hereby, the Note Agreements shall remain in full force and effect.

                  If the foregoing properly reflects our understanding, please sign this letter in the appropriate space indicated below and deliver a signed original to each of the Purchasers not later than July 19, 2001, whereupon this letter shall become a binding agreement between the Company and each of the undersigned Purchasers, amending the Note Agreements in the manner and to the extent provided herein.



                                     Very truly yours,


                                     USG ANNUITY & LIFE COMPANY


                                     By:  ING Investment Management LLC, Agent

                                     By:
                                        ----------------------------------------
                                     Name: Robert F. Bowman
                                     Title:   Senior Vice President




                               Exhibit G - Page 2

                                     EQUITABLE LIFE INSURANCE COMPANY OF IOWA


                                     By:  ING Investment Management LLC, Agent

                                     By:
                                         ---------------------------------------
                                     Name:  Robert F. Bowman
                                     Title: Senior Vice President


Agreed to and accepted this 19th day
of July, 2001.

PMC CAPITAL, INC.

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------



                               Exhibit G - Page 3

                                                                      SCHEDULE I


                    OUTSTANDING DEBT AND LIENS SECURING DEBT

A.  To be satisfied at or
before closing:

                                                                       PRINCIPAL BALANCE AT                 DESCRIPTION OF ALL
                DESCRIPTION OF DEBT                                       JULY 19, 2001                     SECURITY FOR DEBT
                -------------------                       ---------------------------------------------     ------------------
                                                             Current        Long-term         Total
                                                             Portion         Portion       Outstanding
                                                          -------------   -------------   -------------
7.20% Senior Notes                                        $   6,666,667   $           0   $   6,666,667            None


B. To remain outstanding
after closing:

                                                                       PRINCIPAL BALANCE AT                 DESCRIPTION OF ALL
                DESCRIPTION OF DEBT                                       JULY 19, 2001                     SECURITY FOR DEBT
                -------------------                       ---------------------------------------------     ------------------
                                                             Current        Long-term         Total
                                                             Portion         Portion       Outstanding
                                                          -------------   -------------   -------------
Credit Agreement with certain Lenders,  and Bank                      0               0               0            None
One, Texas, N.A., as Administrative Agent for such
Lenders

6.97% Senior Notes due December 15, 2002                              0       5,000,000       5,000,000            None

8.60% Senior Notes due April 19, 2003                                 0       5,000,000       5,000,000            None

Floating Rate Senior Notes due April 19, 2004                         0       5,000,000       5,000,000            None

7.44% Senior Notes due July 19, 2005                                  0      10,000,000      10,000,000            None



                               Schedule I - Page 1

                                                                       PRINCIPAL BALANCE AT                 DESCRIPTION OF ALL
                DESCRIPTION OF DEBT                                       JULY 19, 2001                     SECURITY FOR DEBT
                -------------------                       ---------------------------------------------     ------------------
Floating Rate Senior Notes due July 19, 2004                          0      10,000,000      10,000,000           None

7.45% SBA Debenture due 9/1/10                                        0       4,310,000       4,310,000           None

7.51% SBA Debenture due 12/1/02                                       0         510,000         510,000           None

8.20% SBA Debenture due 9/1/04                                        0       3,000,000       3,000,000           None

7.59% SBA Debenture due 9/1/06                                        0       2,490,000       2,490,000           None

5.20% (to September 1, 1999) and 8.20% (to                            0       3,000,000       3,000,000           None
September 1, 2004) SBA Debenture

4.84% (to March 1, 2000) and 7.84% (to                                0       3,000,000       3,000,000           None
March 1, 2005) SBA Debenture

3.69% (to June 1, 2000) and 6.69% (to                                 0       5,000,000       5,000,000           None
June 1, 2005) SBA Debenture

3.875% (to September 1, 2000) and 6.875% to                           0       7,000,000       7,000,000           None
September 1, 2005) SBA Debenture

7.45% SBA Debenture due 9/1/10                                        0       3,000,000       3,000,000           None




                               Schedule I - Page 2

                                   SCHEDULE II

                                  SUBSIDIARIES


                                                                    JURISDICTION  OF
          SUBSIDIARY                                OWNERSHIP         ORGANIZATION
          ----------                                ---------       ----------------
          Western Financial Capital Corporation       100%              Florida

          PMC Investment Corporation                  100%              Florida

          PMC Funding Corp.                           100%              Florida

          First Western SBLC, Inc.                    100%              Florida

          PMC Capital Limited Partnership              99%(1)           Delaware

          PMC Capital, L.P. 1998-1                     99%(2)           Delaware

          PMC Capital, L.P. 1999-1                     99%(3)           Delaware

          FW 97 L.L.C.                                  1%(4)           Delaware

          First Western Series 1994-1 L.L.C.            1%(4)           Delaware

          PMC Advisers, Ltd.                           99%(5)           Texas

          PMC Trust 1996-A                            100%              Delaware

          PMC Capital Corp. 1996-A                    100%              Delaware

          PMC Capital Corp. 1998-1                    100%              Delaware

          PMC Capital Corp. 1999-1                    100%              Delaware

          Asset Investments Series A, L.L.C.            1%(6)           Delaware

          PMC Asset Management, Inc.                   -- (7)           Texas

          PMC Joint Venture, L.P. 2000                 33%(8)           Delaware

          PMC Joint Venture, LLC 2000                  33%(8)           Delaware

          PMC Joint Venture, L.P. 2001                 60%(8)           Delaware

          PMC Joint Venture, LLC 2001                  60%(8)           Delaware

         (1) The remaining 1% is owned by PMC Trust 1996-A

         (2) The remaining 1% is owned by PMC Capital Corp. 1998-1

         (3) The remaining 1% is owned by PMC Capital Corp. 1999-1

         (4) First Western SBLC, Inc. is the 99% owner.

         (5) The remaining 1% is owned by PMC Funding Corp.

         (6) The remaining 99% is owned by PMC Funding Corp.

         (7) Owned 100% by PMC Advisers, Ltd.

         (8) Based on relationship of remaining principal on loans contributed, the remaining percentage is owned by PMC Commercial Trust.



                              Schedule II - Page 1

                                  SCHEDULE III

                           AGREEMENTS RESTRICTING DEBT

                  1) The Company is subject to the restrictions and other agreements set forth in that certain Loan Agreement, dated as of March 22, 2000, by and among PMC Capital, Inc., certain Lenders, and Bank One, Texas, N.A., as Administrative Agent, as amended, renewed and extended, true and correct copies of which (including all amendments thereto) have been furnished to Kilpatrick Stockton LLP.

                  2) Company is subject to the 200% asset coverage test imposed by section 18 of the Investment Company Act of 1940, as amended.

                  3) PMC Investment Corporation is subject to the restriction that the subordinated debentures held or guaranteed by the SBA may not exceed 200% of PMC Investment Corporation's regulatory capital.

                  4) Western Financial Capital Corporation is subject to the restriction that the subordinated debentures held or guaranteed by the SBA may not exceed 300% of Western Financial Capital Corporation's regulatory capital.



                              Schedule III - Page 1

                                   SCHEDULE IV

                          AGREEMENTS WITH SHAREHOLDERS

                  Executive Employment Contracts by and between PMC Capital, Inc. and each of Lance B. Rosemore, Andrew S. Rosemore, Jan F. Salit, Barry N. Berlin, Mary J. Brownmiller and Cheryl T. Murray dated as of July 1, 2001, true and complete copies of which (including all amendments thereto) will be furnished upon request to Kilpatrick Stockton LLP.




                              Schedule IV - Page 1